As filed with the Securities and Exchange Commission on September 18, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________

FORM S-1
(Amendment No.1)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	3310	11-3699388
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province 054000
People’s Republic of China
+86 (319) 686-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________

Chaojun Wang
Chief Executive Officer
No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province 054000
People’s Republic of China
+86 (319) 686-1111

Copies to:
Louis A. Bevilacqua, Esq.
Joseph R. Tiano, Jr., Esq.
Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, DC 20037
(202) 663-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,600,003(2)	$1.02(4)	$1,632,003.06	$187.03
Common Stock, $0.001 par value, issuable upon exercise of warrants	960,003(3)	$1.00(5)	$960,003	$110.02
Total	2,560,006		$2,592,006.06	$297.04

(1)

In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

(3)

Represents shares of the Registrant’s common stock issuable upon exercise of three-year warrants to purchase shares of common stock that have been issued to the selling stockholders named in this registration statement.

(4)

Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices reported on the OTC Bulletin Board on September 14, 2012.

(5)	Calculated in accordance with Rule 457(g) based upon the exercise price of the warrants held by selling stockholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is being filed solely for the purpose of filing Exhibit 101. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement and the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16. Exhibits

See Exhibit Index beginning on page E-1 of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Xingtai City, Hebei Province, China, on the 18th day of September, 2012.

LONGHAI STEEL INC.

By: /s/ Chaojun Wang
       Chaojun Wang
       Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Chaojun Wang, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Chaojun Wang	Chairman and Chief Executive Officer (Principal Executive Officer)	September 18, 2012
Chaojun Wang

/s/ Chaojun Wang	Chief Financial Officer (Principal Financial and Accounting Officer)	September 18, 2012
Chaojun Wang

/s/ Steven Ross	Executive Vice President and Director	September 18, 2012
Steven Ross

/s/ Michael Grieves	Director	September 18, 2012
Michael Grieves

/s/ Jeff Cooke	Director	September 18, 2012
Jeff Cooke

/s/ Joseph Howell	Director	September 18, 2012
Joseph Howell

II-1

EXHIBIT INDEX

Exhibit No.	Description
2.1

Share Exchange Agreement, dated as of March 26, 2010, among the Company, Kalington Limited, the shareholders of Kalington Limited, Goodwin Ventures, Inc. and Xingtai Longhai Wire Co., Ltd. [incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on March 26, 2010]

3.1	Articles of Incorporation of the Company, as amended to date
3.2	Bylaws of the Company, as amended
4.1

Form of Registration Rights Agreement, dated May 11, 2012, by and among the Company and certain accredited investors [incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by the Company on June 8, 2012]

4.2	Form of Common Stock Purchase Warrant, dated May 11, 2012 [incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by the Company on June 8, 2012]
4.3

Stock Option Agreement, dated January 11, 2012, by and between the Company and Jeff Cooke [incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on January 12, 2012]

4.4

Stock Option Agreement, dated January 11, 2012, by and between the Company and Michael Grieves [incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by the Company on January 12, 2012]

4.5	Stock Option Agreement, dated May 4, 2012, by and between the Company and Joseph Howell [incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by the Company on M, 2012]
4.6

Stock Option Agreement, dated December 21, 2011, by and between the Company and Steve Ross [incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by the Company on January 12, 2012]

4.7	Specimen Common Stock Certificate [incorporated by reference to Exhibit 4.5 of Amendment No. 3 to Registration Statement on Form S-1/A filed by the Company on November 9, 2010]
5	Opinion of Lewis and Roca LLP as to the legality of the shares
10.1

Form of Securities Purchase Agreement, dated May 11, 2012, by and among the Company and certain accredited investors [incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by the Company on June 8, 2012]

10.2

Consulting Services Agreement, dated March 19, 2010, between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd. [incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by the Company on March 26, 2010]

10.3

Operating Agreement, dated March 19, 2010, between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd. [incorporated by reference to Exhibit 10.5 of the Current Report on Form 8- K filed by the Company on March 26, 2010]

10.4

Proxy Agreement, dated March 19, 2010, between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd. [incorporated by reference to Exhibit 10.6 of the Current Report on Form 8- K filed by the Company on March 26, 2010]

10.5

Option Agreement, dated March 19, 2010, between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd. [incorporated by reference to Exhibit 10.7 of the Current Report on Form 8- K filed by the Company on March 26, 2010]

10.6

Equity Pledge Agreement, dated March 19, 2010, between Xingtai Kalington Consulting Service Co., Ltd. and Xingtai Longhai Wire Co., Ltd. [incorporated by reference to Exhibit 10.8 of the Current Report on Form 8-K filed by the Company on March 26, 2010]

10.7

Purchase Agreement for Steel Billet, dated October 1, 2008, by and between Xingtai Longhai Steel Wire Ltd. and Xingtai Longhai Steel Group Ltd. (English Translation) [incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on March 26, 2010]

10.8	Form of Wire Purchase and Sales Contract (English Translation) [incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by the Company on March 26, 2010]
10.9

Lease Agreement, dated August 1, 2011, between Xingtai Longhai Steel Group Co. Ltd. and Xingtai Longhai Steel Group Co., Ltd. (English Translation) [incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed by the Company on November 14, 2011]

E-1

10.10

Lease Agreement, dated October 1, 2008, between Xingtai Longhai Steel Wire Co. Ltd and Xingtai Longhai Steel Group Co. Ltd., as amended (English Translation) [incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed by the Company on March 26, 2010]

10.11

Employment Agreement, dated August 26, 2008, between Xingtai Longhai Wire Co., Ltd. and Chaojun Wang (English Translation) [incorporated by reference to Exhibit 10.11 of Amendment No. 1 to Registration Statement on Form S-1/A filed by the Company on September 8, 2010]

10.12

Employment Agreement, dated December 21, 2011, by and between the Company and Steven Ross [incorporated by reference to Exhibit 10.8 of the Current Report on Form 8-K filed by the Company on January 12, 2012]

10.13

Employment Agreement, dated July 15, 2011, by and between the Company and Heyin Lv. [incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K filed by the Company on March 29, 2012]

10.14

Independent Director Agreement, dated January 11, 2012, by and between the Company and Jeff Cooke [incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed by the Company on January 12, 2012]

10.15

Independent Director Agreement, dated January 11, 2012, by and between the Company and Michael Grieves [incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed by the Company on January 12, 2012]

10.16

Independent Director Agreement, dated January 11, 2012, by and between the Company and Marshall Toplansky [incorporated by reference to Exhibit 10.7 of the Current Report on Form 8-K filed by the Company on January 12, 2012]

14	Code of Ethics, adopted on July 19, 2010 [incorporated by reference to Exhibit 14 of the Current Report on Form 8-K filed by the Company on July 20, 2010]
21	Subsidiaries of the Company [incorporated by reference to Exhibit 21 of the Current Report on Form 8-K filed by the Company on March 26, 2010]
23.1	Consent of Marcum Bernstein & Pinchuk LLP
23.2	Consent of MaloneBailey LLP
23.3	Consent of Lewis and Roca LLP, included in Exhibit 5
24*	Power of Attorney (included on the signature page of this registration statement)
99.1	Longhai Steel Inc. Audit Committee Charter [incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed by the Company on July 20, 2010]
99.2	Longhai Steel Inc. Governance and Nominating Committee Charter [incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K filed by the Company on July 20, 2010]
99.3	Longhai Steel Inc. Compensation Committee Charter [incorporated by reference to Exhibit 99.3 of the Current Report on Form 8-K filed by the Company on July 20, 2010]
101*	Interactive data files pursuant to Rule 405 of Regulation S-T (furnished herewith).

E-2